AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

        STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-MODIFIED NET


       1.     Basic Provisions ("Basic Provisions").

              1.1 Parties: This Lease ("Lease"), dated for reference purposes only, December 27, 1996, is made by and between ADAYA ASSET WASHINGTON, L.P., a California limited partnership ("Lessor"). and GRAHAM-FIELD, INC., a New York corporation ("Lessee") (collectively the "Parties," or individually a "Party").

              1.2(a) Premises: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, containing approximately 52,810 square feet of floor area, as outlined on Exhibit A attached hereto ("Premises"). The "Building" is that certain building containing the Premises and located at 11954 East Washington Boulevard, Santa Fe Springs, California 90606.

              In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)

              1.2(b) Parking: One hundred three (103) unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and two (2) reserved vehicle parking spaces for Lessee's exclusive use ("Reserved Parking Spaces"). (Also see Paragraph 2.6.)

              1.3 Term: Five (5) years ("Original Term") commencing on the date specified as the "Commencement Date" in Exhibit B, and ending on the last day of the calendar month in which the fifth (5th) anniversary of the Commencement Date occurs ("Expiration Date"). (Also see Paragraph 3 and Exhibit B and Paragraph 57 of the Addendum)

              1.4 Early Possession: See Exhibit B.

              1.5 Base Rent: $19,012.00 per month ("Base Rent"), payable on the first (1st) day of each month commencing on the Commencement Date. (Also see Paragraph 4.)

|X| If this box is checked, this Lease provides for the Base Rent to be adjusted per Addendum Paragraph 49, attached hereto.

              1.6(a) Base Rent Paid Upon Execution: $19,012.00 as Base Rent for the first (1st) month of the Original Term.

              1.6(b) Lessee's Share of Common Area Operating Expenses: 37.45% ("Lessee's Share") as determined by prorata square footage of the Premises as compared to the total square footage of the Building.

              1.7 Security Deposit: $19,012.00 ("Security Deposit"). (Also see Paragraph 5.)

              1.8 Permitted Use: Warehousing, distribution and assembly of medical equipment and offices and other related uses incidental thereto ("Permitted Use"). (Also see Paragraph 6.)

              1.9 Insuring Party. Lessor is the "Insuring Party." (Also see Paragraph 8.)

              1.10(a) Real Estate Brokers. The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

|X| Investment Development Services, Inc., and CB Commercial represent Lessor exclusively ("Lessor's Broker");

|X|   Grubb & Ellis Company represents Lessee exclusively ("Lessee's Broker").

(Also see Paragraph 15.)

              1.10(b) Payment to Brokers. Lessor shall pay to said Brokers a fee as set forth in a separate written agreement between Lessor and said Brokers for brokerage services rendered by said Brokers in connection with this transaction.


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              1.11 Addenda and Exhibits. Attached hereto is an Addendum or
Addenda consisting of Paragraphs 49 through 57, and Exhibits A and B, all of which constitute a part of this Lease.

       2.     Premises, Parking and Common Areas.

              2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

              2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system. lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within ninety (90) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. Lessor shall assign to Lessee (with reservation of rights in favor of Lessor) any manufacturer and contractor warranties (which shall be minimum 1-year warranties from the date of completion) which Lessor may have against defects in or to any such systems and loading docks.

              2.3 Compliance with Laws. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4); however, Lessor represents to Lessee that Lessor has not received any written notice from any governmental agency that the Permitted Use is prohibited for the Premises.

              2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "Applicable Laws") and the present and future suitability of the Premises for Lessee's intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and except as expressly provided in Exhibit B attached hereto, assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. (See Exhibit B.)

              2.5 Intentionally Deleted.

              2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking, except that Lessee's Reserved Parking Spaces shall be located at or near the main entrance of the Premises. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9.)

                    (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

                    (b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, upon reasonable notice to Lessee, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor. Lessor will not enforce this provision in a manner which discriminates against Lessee in relation to other tenants of the Project.

                    (c) Lessor shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.

              2.7 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other Leases of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.


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              2.8 Common Areas - Lessee's Rights. Lessor hereby grants to
Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

              2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable, non-discriminatory Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center. Lessor shall enforce the Rules and Regulations in a non-discriminatory manner.

              2.10 Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

                    (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

                    (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                    (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas (but Common Area Operating Expenses shall not be increased as a result of any such designation);

                    (d) To add additional buildings and improvements to the Common Areas (and Lessee's Share shall thereupon be decreased to take into account the rentable area of any such additional buildings or improvements);

                    (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

                    (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

In exercising its rights under this Paragraph 2.10, Lessor shall not unreasonably interfere with Lessee's access to the Premises or to the number of parking spaces provided to Lessee in Paragraph 1.2(b).

       3.     Term.

               3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

       4.     Rent.

               4.1 Base Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

               4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6(b) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

                    (a) "Common Area Operating Expenses" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to, the following:


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                         (i) The operation, repair and maintenance, in neat,
clean, good order and condition, of the following:

                              (aa) The Common Areas, including parking areas,
loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

                              (bb) Exterior signs and any tenant directories.

                              (cc) Fire detection and sprinkler systems,
including, without limitation, the ESFR.

                              (dd) Those portions of the Building which Lessor
is required to repair pursuant to Paragraph 7.2 below.

                         (ii) The cost of water, gas, electricity and telephone
to service the Common Areas.

                         (iii) Trash disposal, property management and security
services and the costs of any environmental inspections.

                         (iv) Real Property Taxes (as defined in Paragraph 10.2)
to be paid by Lessor for the Building and the Common Areas under Paragraph 10 hereof.

                         (v) The costs of the premiums for the insurance
policies maintained by Lessor under Paragraph 8 hereof.

                         (vi) Any deductible portion of an insured loss
concerning the Building or the Common Areas (subject, however, to the exclusions regarding capital expenditures in Paragraph 50(b) of the Addendum).

                         (vii) Any other services to be provided by Lessor that
are stated elsewhere in this Lease to be a Common Area Operating Expense. (See Paragraph 50 of Addendum.)

                    (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof shall be equitably allocated by Lessor to all buildings in the Industrial Center.

                    (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

                    (d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within twenty (20) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be reasonably estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12-month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessor shall credit the amount of such over-payment against Lessee's Share of Common Area Operating Expenses next becoming due, except that if such overpayment pertains to the last year of the Lease Term, Lessor shall pay to Lessee the amount of such overpayment within ten (10) days after Lessor's delivery of said statement. If Lessee's payments under this Paragraph 4.2(d) during said preceding year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement. (See Paragraph 50 of Addendum.)

       5. Security Deposit. Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder and such failure continues after expiration of any applicable notice and cure period, or if Lessee otherwise commits a Breach under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten
(10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease (including Paragraph 49 of the Addendum), Lessee shall,


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

upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

       6.     Use.

              6.1    Permitted Use.

                    (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

                    (b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

              6.2 Hazardous Substances. (See Paragraph 1 of Exhibit B.)

                    (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and
(iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) or reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

                    (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill. release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

                    (c) Indemnification by Lessee. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and


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consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or permitted by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

                    (d) Indemnification by Lessor. Lessor shall indemnify, protect, defend and hold Lessee, its agents and employees harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises or Industrial Center by Lessor or Lessor's agents, employees or contractors in violation of applicable laws at the time of such introduction. Lessee's obligations under this Paragraph 6.2(d) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or permitted by Lessor, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Paragraph 6.2(d), unless specifically so agreed by Lessor in writing at the time of such agreement.

              6.3 Lessee's Compliance with Requirements. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance, and (d) the systems and equipment, including the HVAC Systems, as defined below, within or specifically serving the Premises), now in effect or which may hereafter come into effect; provided, however, Lessee shall not be required under this Paragraph 6.3 to: (i) remedy any currently existing violations pertaining to the condition of the Building or existing improvements in the Premises which are specifically made Lessor's responsibility in Paragraph 1 of Exhibit B; (ii) remedy any violation of Applicable Requirements to the extent specifically caused by the acts of Lessor or Lessor's employees or agents; (iii) make any alterations to the structural components of the Building to comply with such Applicable Requirements, except to the extent such alterations are triggered by or are required as a result of (A) any Alterations or Utility Installations made to the Premises by or for Lessee (other than Lessor's Work), or (B) Lessee's specific manner of use of the Premises; or (iv) make any capital improvement to the warehouse portion of the Premises which has a useful life, in accordance with sound real estate accounting principles, that extends beyond the then current Term of this Lease (the "Excluded Capital Improvements"), except to the extent such Excluded Capital Improvements are triggered by or are required as a result of (A) any Alterations or Utility Installations made to the Premises by or for Lessee (other than Lessor's Work) or (B) Lessee's specific manner of use of the Premises; provided further, however, that Lessee shall pay for the amortized cost of such Excluded Capital Improvements based upon the ratio of the number of years remaining in the Term of the Lease (including any exercised Option to extend) as of the date of installation of such Excluded Capital Improvements to the number of years of the useful life of such Excluded Capital Improvements. Lessor shall be responsible for the balance of such costs of the Excluded Capital Improvements. To Lessor's actual, present knowledge, there are no covenants, easements or restrictions currently recorded against the Industrial Center which pertain to the Premises, except those specifically identified in that certain Preliminary Report dated November 25, 1996, as supplemented, Order No.775890-46, issued by Old Republic Title Company, a copy of which has been received by Lessee. The foregoing representation does not relate to zoning laws or other Applicable Laws. Lessee shall, within fifteen (15) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor; provided, however, such 15-day period shall be extended to such longer period of time as is reasonably practicable under the circumstances if Lessee is unable, despite due diligence efforts, to obtain such materials within such 15-day period, so long as Lessee commences to obtain such materials within such 15-day period and thereafter diligently proceeds to obtain same. In addition, Lessee shall promptly upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

              6.4 Inspection; Compliance with Law. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, upon reasonable advance notice to Lessee, and in the presence of a representative of Lessee, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. In exercising its entry rights under this Section 6.4, Lessor shall not (except as may be necessary in an emergency) unreasonably interfere with Lessee's access to the Premises or Lessee's ordinary business operations in the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing violation or contamination. In such case, Lessee shall, within twenty
(20) days after receipt of invoice, reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

       7. Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

              7.1    Lessee's Obligations.

                    (a) Subject to the provisions of Paragraphs 2.2 (Condition),
2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment, systems and facilities specifically serving the Premises, such as fire/life safety, plumbing, electrical and lighting facilities and equipment, heating, ventilation and air conditioning equipment, including the HVAC equipment on the roof of the Building specifically serving the Premises and all connections and conduits thereto (collectively, the "HVAC Systems"), boilers, fired or unfired pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors windows, doors, plate glass, and skylights, but excluding those items of Lessor's Property which are the responsibility of Lessor pursuant to, and as defined in, Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof, and the equipment, systems and facilities specifically serving the Premises, in good order, condition and state of repair, subject to normal wear and tear.

                    (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor reasonably approved in advance by Lessor and specializing and experienced in the inspection, maintenance and service of the HVAC Systems for the Premises. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain the contract for the HVAC Systems, and if Lessor so elects, Lessee shall reimburse Lessor within twenty (20) days after demand, for the cost thereof, but only to the extent such costs are reasonably price competitive.

                    (c) If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

              7.2 Lessor's Obligations. Subject to the provisions of Paragraphs
2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building
Code), 4.2 (Common Area Operating Expenses). 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the following items (collectively, the "Lessor's Property"): the foundations, exterior walls and structural condition of interior bearing walls of the Building and Premises, the structural (non-surface) portion of the floor slabs of the Premises, all of the systems and equipment which commonly serve the Premises and the premises of other tenants within the Building to the extent not located within the Premises (such as the ESFR pump located outside the Building), the roof of the Building (excluding, however, the HVAC Systems located thereon which are Lessee's responsibility to maintain pursuant to Paragraph 7.1 above), the Common Areas, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility and fire/and life safety systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

              7.3 Utility Installations, Trade Fixtures, Alterations.

                    (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems. communications systems, lighting fixtures, HVAC Systems and, plumbing in the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification or addition to the Premises, other than Lessor's Work, Utility Installations or Trade Fixtures. "Lessee-Owned Alterations and/or Utility Installations" are defined as all existing improvements and Utility Installations in the Premises (other than the Lessor's Property, as defined in Paragraph 7.2) and all Alterations and/or Utility Installations in or to the Premises subsequently made by or for Lessee (including any Lessor's Work in the Premises after completion thereof). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, although Lessor may withhold its consent, in its sole and absolute discretion, with respect to any Alterations or Utility Installations which may adversely affect the Building's or Premises' systems and equipment or structural components, or which can be seen (except when the loading doors are opened) from outside the Premises. Lessee may, however, make non-structural Utility Installations or Alterations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises (except when the loading doors are opened), do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cost thereof does not exceed $50,000.00.

                    (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $25,000.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation; provided, however, that no such bond will be required to be posted by the original Lessee executing this Lease.

                    (c) Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, indemnify, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require in connection with any sale or refinancing of all or any portion of the Building or Industrial Center, Lessee shall cause the lien to be released of record, by payment, statutory bond or other legal means, within thirty (30) days after notice thereof from Lessor. In the event that such lien is not released and removed within such thirty (30) day period, Lessor, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Lessor in connection with such lien shall be deemed additional rent under this Lease and shall be due and payable by Lessee within thirty (30) days alter Lessee's receipt of invoice therefor.

              7.4 Ownership, Removal, Surrender, and Restoration. All Utility Installations and Alterations made to the Premises by Lessee shall be considered a part of the Premises, but Lessee may remove such items installed by Lessee at the end of the Lease term or prior thereto provided that Lessee repairs any damage to the Premises as a result of such removal. In addition, Lessor may require that any Alterations or Utility Installations hereafter made to the Premises (other than Alterations and Utility Installations made in connection with Tenant's initial occupancy of the Premises) shall be removed by Lessee by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor, provided that Lessor notifies Lessee of such removal requirement at the time Lessor consents to Lessee's installation thereof. Any Alterations for which Lessor's consent is not required may, at Lessee's option, remain in the Premises at the expiration or earlier termination of this Lease. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee by the expiration or earlier termination of this Lease, subject to Lessee's obligation to repair any damage to the Premises resulting from such removal. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris, with all of Lessee's Trade Fixtures (and any Alterations and Utility Installations which Lessor has properly and timely notified be removed by Lessee) removed and all damage resulting from such removal repaired as described above in this Paragraph 7.4, and in operating order, condition and state of repair, ordinary wear and tear (and damage by fire or other casualty which is not Lessee's obligation to repair) excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee substantially performing all of its obligations under this Lease.

        8.    Insurance; Indemnity.

              8.1 Payment of Premiums. The cost of premiums for the insurance policies maintained by Lessor under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

              8.2 Liability Insurance.

                    (a) Carried by Lessee. Lessee shall obtain and keep in force during the period commencing upon the earlier of the Commencement Date or Lessee's entry into the Premises to perform Lessee's fixturization work pursuant to Paragraph 4 of Exhibit B ("Early Possession Date") and continuing throughout the term of this Lease, a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contribution with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

                    (b) Carried by Lessor. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

              8.3 Property Insurance-Building, Improvements and Rental Value.

                    (a) Building and Improvements. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises; however, Lessor shall not be required to insure the Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee's personal property, which shall be insured by Lessee pursuant to Paragraph 8.4. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If the coverage is available and commercially appropriate, Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or elected by Lessor), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

                    (b) Rental Value. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

                    (c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

              8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force. (See Paragraph 52 of Addendum.)

              8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to

Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable be Lessee to Lessor upon demand.

              8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

              8.7 Indemnity. Lessee shall indemnity, defend, protect, and hold harmless Lessor and Lessor's partners, and their respective officers, directors, agents and employees (collectively, the "Lessor Parties") from and against any and all loss, cost, damage, expense, liability and claims, including, without limitation, court costs and reasonable attorneys' fees (collectively "Claims") incurred in connection with or arising from any cause in, on or about the Premises, or any Default by Lessee under this Lease, or any acts, omissions or negligence of Lessee or of any person claiming by, through or under Lessee, its partners, and their respective partners, officers, directors, agents and employees, (collectively, the "Lessee Parties"), in, on or about the Industrial Center, except to the extent any such Claims are covered (or required to be covered) by insurance maintained (or required to be maintained) by Lessor as part of the Common Area Operating Expenses; provided, however, that the terms of the foregoing indemnity shall not apply to the negligence or misconduct of Lessor or the Lessor Parties or any default by Lessor of its obligations under this Lease, and Lessor shall indemnify, defend, protect and hold harmless Lessee and the Lessee Parties from and against any Claims to the extent resulting from any such negligence or misconduct of Lessor or the Lessor Parties and/or any such breach by Lessor, except to the extent such Claims are covered (or required to be covered) by insurance maintained (or required to be maintained) by Lessee under this Lease. Should the indemnified party be named as a defendant in any suit brought against the indemnifying party in connection with or arising out of an event covered by the foregoing indemnity of the indemnifying party, the indemnifying party shall pay to the indemnified party its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, each party's agreement to indemnify the other party pursuant to this Paragraph 8.7 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Lessee or Lessor pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to the indemnifying party's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Paragraph 8.7 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Lessee or Lessor to be responsible or liable for, and each hereby releases the other from, all liability for consequential damages other than those consequential damages incurred by Lessor in connection with a holdover of the Premises by Lessee after the expiration or earlier termination of this Lease.

              8.8 Exemption of Lessor from Liability. Subject to Lessor's indemnity of Lessee in Paragraph 8.7 above, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

       9.     Damage or Destruction.

              9.1 Repair of Damage to Premises by Lessor. Lessee shall promptly notify Lessor of any damage to the Premises or Building of which Lessee is aware resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Lessor shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Lessor's reasonable control, and subject to all other terms of this Paragraph 9, restore Lessor's Property and such Common Areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Industrial Center or any other modifications to the Common Areas deemed desirable by Lessor, provided that access to the Premises and the number of Lessee's parking spaces shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Lessee shall assign to Lessor (or to any party designated by Lessor) all insurance proceeds payable (and/or paid to Lessee) under physical damage and property damage insurance policies maintained by Lessee with respect to damage to the Lessee-Owned Alterations and Utility Installations of the Premises, and Lessor shall repair any injury or damage to the Lessee-Owned Alterations and Utility Installations of the Premises; provided that if the cost to repair the

Lessee-Owned Alterations and Utility Installations exceeds the amount of insurance proceeds actually received by Lessor from Lessee's insurance carrier, as assigned by Lessee, plus the amount of insurance proceeds received by Lessor from Lessor's insurance carrier to the extent allocable to the Lessee-Owned Alterations and Utility Installations, Lessee shall provide to Lessor the remaining costs to repair the Lessee-Owned Alterations and Utility Installations on a progress-payment basis during Lessor's repair of the damage. Notwithstanding the foregoing, Lessee shall be solely responsible, at Lessee's sole cost and expense, for repairing and restoring Lessee's Trade Fixtures and personal property in the Premises. In connection with such repairs and replacements of the Lessee-Owned Alterations and Utility Installations, Lessee shall, prior to the commencement of construction, submit to Lessor, for Lessor's review and approval, all plans, specifications and working drawings relating thereto, and Lessor shall select the contractors to perform such improvement work. Lessor shall not be liable for any inconvenience or annoyance to Lessee or its visitors, or injury to Lessee's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Lessee's occupancy, and if such damage is not the result of the reckless acts or willful misconduct of Lessee or Lessee's employees, contractors, licensees or invitees, Lessor shall allow Lessee a proportionate abatement of Base Rent and Lessee's Share of Common Area Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Lessee as a result thereof; provided, further, if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Lessee to conduct its business operations from such remaining portion and Lessee does not conduct its business operations therefrom, and if such damage is not the result of the reckless acts or willful misconduct of Lessee or any of Lessee's employees, contractors, licensees or invitees, Lessor shall allow Lessee a total abatement of Base Rent and Lessee's Share of Common Area Operating Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Lessee as a result of the subject damage.

              9.2 Lessor's Option to Repair. Notwithstanding the terms of Paragraph 9.1 of this Lease, Lessor may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Lessee ninety (90) days to vacate the Premises, but Lessor may so elect only if the Premises, or the Common Areas providing access to or parking for the Premises, or any substantial portion of the Building which is other than the Premises shall be damaged by fire or other casualty and one or more of the following conditions is present:
(i) repairs cannot substantially be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums), as determined by an independent contractor selected by Lessor (the "Damage Consultant") pursuant to a notice delivered by Lessor to Lessee within forty five (45) days alter the damage ("Lessor's Damage Notice"); or (ii) the damage or condition arising as a result of such damage is not fully covered, except for deductible amounts, by Lessor's insurance policies required to be maintained pursuant to Paragraph 8.3(a) of this Lease, plus the sum of any insurance proceeds or costs pertaining to the Lessee-Owned Alterations and Utility Installations assigned to Lessor as provided above (and such lack of coverage is not due to Lessor's failure to maintain any insurance required to be maintained by Lessor pursuant to Paragraph 8.3 of this Lease); provided, however, that (A) if Lessor does not elect to terminate this Lease pursuant to Lessor's termination right as provided above, (B) the damage constitutes a "Lessee Damage Event" (as defined below), and (C) repair of such damage cannot, in the reasonable judgment of the Damage Consultant, be substantially completed within one hundred eighty (180) days after the date of the damage, then Lessee may elect, no earlier than sixty (60) days alter the date of the damage and not later than thirty (30) days after the date of Lessee's receipt of Lessor's Damage Notice, to terminate this Lease by written notice to Lessor effective as of the date specified in the notice, which date shall not be less than thirty
(30) days nor more than sixty (60) days after the date such notice is given by Lessee. Furthermore, if neither Lessor nor Lessee have terminated this Lease, the damage constitutes a Lessee Damage Event, and repairs of such damage are not substantially completed within the later of (1) such 180-day period, or (2) thirty (30) days alter the date estimated by Lessor in Lessor's Damage Notice for substantial completion of such repairs (as such time period in items (1) and (2) above shall be extended by Lessee-caused delays and any other delays beyond Lessor's reasonable control described in Paragraph 51 of the Addendum), Lessee shall have the right to terminate this Lease within ten (10) business days after the end of such period and thereafter during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are substantially complete, by notice to Lessor (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days following the end of such period or each such month, as applicable. Notwithstanding the foregoing, if Lessee delivers a Damage Termination Notice to Lessor, then Lessor shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Lessee, within five (5) business days of Lessor's receipt of the Damage Termination Notice, a certificate of Lessor's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If the repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Lessee may request that Lessor inform Lessee of Lessor's reasonable opinion of the date of completion of the repairs and Lessor shall respond to such request within five (5) business days. As used herein, a "Lessee Damage Event" shall mean damage to all or any part of the Premises or any Common Areas providing access to or parking for the Premises by fire or other casualty, which damage is not the result of the reckless acts or willful misconduct of Lessee or any of Lessee's employees, agents. contractors, licensees or invitees, and which damage substantially interferes with Lessee's use of or access to the Premises and would entitle Lessee to an abatement of Base Rent and Lessee's Share of Common Area Operating Expenses pursuant to Paragraph 9.1 above.

              9.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Paragraph 9, constitute an express agreement between Lessor and Lessee with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Industrial Center, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Industrial Center.

              9.4 Damage Near End of Term. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term of this Lease and, in the reasonable judgment of the Damage Consultant as set forth herein Lessor's Damage Notice delivered to Lessee within thirty (30) days after the date of the damage or destruction, the repair of such damage or destruction to the Premises or Building cannot be substantially completed within sixty (60) days after the date Lessor becomes aware of such damage or destruction, then notwithstanding anything contained in this Paragraph 9, Lessor shall have the option, and to the extent such damage or destruction is to the Premises or any Common Areas providing access to or parking for the Premises, Lessee shall have the option, to terminate this Lease by giving written notice to the other party of the exercise of such option within forty five (45) days after such damage or destruction.

      10.     Real Property Taxes.

              10.1 Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

              10.2 Real Property Tax Definition. As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. Notwithstanding the foregoing, Real Property Taxes shall not include state, local and federal personal or corporate income taxes measured by the net income of Lessor, estate and inheritance taxes, or documentary transfer taxes. Following Lessee's reasonable request, Lessor, in its reasonable discretion, shall at no cost to Lessor, attempt to reduce the amount of Real Property Taxes assessed against the Industrial Center and/or Building.

              10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

              10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

              10.5 Lessee's Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Alterations and Utility Installations placed upon this Premises by Lessee, and all, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee and Lessor shall cooperate with each other to cause such items to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement and other appropriate documentation reasonably evidencing
(a) that such taxes are applicable to Lessee's property and/or the Alterations and Utility Installations placed by Lessee, and (b) the amounts thereof.

       11. Utilities. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. Electricity (and if hooked up, gas) shall be separately metered. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d).

       12.    Assignment and Subletting.

              12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld as provided in, and shall be subject to the terms of, Paragraph 36. An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period.

              12.2 Terms and Conditions Applicable to Assignment and Subletting. (See Paragraph 53 of Addendum.)

                    (a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

                    (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

                    (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

                    (d) In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee or anyone else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

                    (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any.
Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

                    (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

              12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Prernises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                    (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and subject to the provisions of Paragraph 53(a) of the Addendum, apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, and subject to the provisions of Paragraph 53(a) of the Addendum, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

                    (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

                    (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

                    (d) No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                    (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

       13.    Default; Breach; Remedies.

              13.1 Default; Breach. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs l3.2 and/or 13.3:

                    (a) Intentionally Deleted.

                    (b) The failure by Lessee to make any payment of Base Rent, Lessee's Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure to make such payment or fulfill any such obligation continues for a period of five (5) business days following written notice thereof by or on behalf of Lessor to Lessee.

                    (c) The failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3. (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37. (v) the subordination or non-subordination of this Lease per Paragraph 30, or (vi) any documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default with respect to items (i), (ii) and (vi) hereinabove is such that more than ten (10) days are reasonably required for its cure, then it shall not be deemed a Breach of this Lease by Lessee if Lessee commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion.

                    (d) A Default by Lessee as to the term, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided. however. that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure. then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                    (e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided. however, in the event that any provision of this

Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

              13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, which failure continues beyond any applicable notice and cure period set forth in this Lease, Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor within twenty (20) days after invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

                    (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1(b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

                    (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

                    (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

                    (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

              13.3 Inducement Recapture in Event of Breach. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

              13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within fifteen (15) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

              13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion. (See Paragraph 54 of Addendum.)

       14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation", this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, either Lessor or Lessee may, at its option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If this Lease is not terminated in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and Lessee's Share of Common Area Operating Expenses shall be reduced in the same proportion as the rentable floor area of the Premises taken (plus the area of the Premises which Lessee is not able to use, and does not use, as a result of any taking of the Common Area which provides access to the Premises and/or any taking of Lessee's parking spaces) bears to the total rentable floor area of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall repair any damage to the Premises other than Lessee's Trade Fixtures or personal property caused by such condemnation authority.

       15. Brokers. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10(a) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

       16.    Tenancy and Financial Statements.

              16.1 Tenancy Statement. Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

              16.2 Financial Statement. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three
(3) years. Such statements shall be prepared internally by Lessee and certified to be correct by an appropriate officer of Lessee, and shall not be audited statements; provided however, upon request, Lessee shall cause such audited statements to be prepared by an independent certified public accountant so long as Lessor pays for the costs of such audited statements. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. Lessor shall not, however, request any such financial statements more often than once per calendar year.

       17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the vent of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. (See Paragraph 55 of Addendum.)

       18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

       19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within fifteen (15) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

       20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

       21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

       22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.

       23.    Notices.

              23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

              23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight
(48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

       24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee (and no waiver by Lessee of any breach by Lessor of any term, covenant or condition hereof by Lessor), shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee (or breach by Lessor, as the case may be), of the same or any other term, covenant or condition hereof. A party's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of such party's consent to, or approval of, any subsequent or similar act by the other party, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given by either party to the other may be accepted by the payee on account of moneys or damages due the payee, notwithstanding any qualifying statements or conditions made by the payor in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by the payee at or before the time of deposit of such payment.

       25. Intentionally Deleted.

       26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by lessee.

       27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

       28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

       29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

       30. Subordination; Attornment; Non-Disturbance.

              30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event or Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

              30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the vent of such foreclosure, such new owner shall not: (i) be liable for any act or omission or any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

              30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receipt of assurance in the form of a commercially reasonable subordination, non-disturbance and attornment agreement (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

              30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

              30.5 Lessor's Representation. Lessor hereby represents to Lessee that there are no current mortgages or deeds of trust encumbering Lessor's interest in the Building or Industrial Center as of the date of execution of this Lease.

       31. Attorneys' Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. Broker(s) shall be intended third party beneficiaries of this Paragraph 31.

       32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement or rent of liability to Lessee.

       33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

       34. Signs. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) one (1) exterior sign on the Building as reasonably required to advertise Lessee's own business so long as such sign is in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof which do not unreasonably interfere with the conduct of Lessee's business; Lessor shall be entitled to all revenues from such advertising signs. (See Paragraph 56 of Addendum.)

       35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

       36. Consents.

              (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to reasonable architects', attorneys', engineers' and other consultants'
fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting (provided, however, Lessor's attorneys' fees for any such consent to an assignment or subletting shall not exceed $1,500.00) or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Lessor may. as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

              (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

       37. Intentionally Deleted.

       38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

       39. Options

              39.1 Definition. As used in this Lease, the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (1) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.


                                 -19-
                                                                Initials: ______
                                                                          ______
                                                                     [1993 FORM]

              39.2 Intentionally Deleted.

              39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

              39.4 Effect of Default on Options.

                    (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, during the time Lessee is in Breach of this Lease.

                    (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

                    (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

       40. Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

       41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

       42. Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

       43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

       44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

       45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

       46. Offer. Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

       47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by Lessor's Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

       48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

       LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

       IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at LA CALIF
on  12-31-96
by LESSOR:

ADAYA ASSET WASHINGTON, L.P., a
California limited partnership


By: /s/ M M Siam
    --------------------------------------
Name Printed: M M SIAM
Title: Vice President


By: ______________________________________
Name Printed: ____________________________
Title: ___________________________________
Address: c/o Investment Development Services
         888 West Sixth Street, 9th Floor
         Los Angeles, California 90017
Telephone: (213) 362-9300
Facsimile: (213) 627-9937


Executed at Haupauge, New York
on 12/27/96
by LESSEE:

GRAHAM-FIELD, INC. a New York corporation


By: /s/ Richard Kolodny
    --------------------------------------
Name Printed: Richard Kolodny
Title: Vice President, General Counsel


By: /s/ Gary M. Jacobs
    --------------------------------------
Name Printed: GARY M. JACOBS
Title: V P Finance
Address: 400 Rabro Drive
         Hauppauge, New York 11788
Telephone: (516) 582-5900
Facsimile: (516) 582-5608

NOTICE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 345 South Figueroa Street, Suite M-l, Los Angeles, California 90071 (213) 687-8777.

                                    EXHIBIT A

                              SITE PLAN OF PREMISES



                         WASHINGTON DISTRIBUTION CENTER
                11954 E. WASHINGTON BOULEVARD o SANTA FE SPRINGS



                                  [Site Plan]

                                    EXHIBIT B

                       CONDITION OF PREMISES/LESSOR'S WORK

       1. Condition of Premises and Building. Except as expressly provided in Paragraph 2.2 of the Lease and except for "Lessor's Work" set forth in Paragraph 2 below in this Exhibit B, Lessee hereby acknowledges and agrees that (a) Lessee shall accept the Premises and Building in their "AS-IS" condition as of the Commencement Date, and (b) Lessor shall not be obligated to construct or pay for any improvements, additions or refurbishment in, to or of the Premises; provided, however, that notwithstanding the foregoing, to the extent that as of the date Lessor substantially completes Lessor's Work, the Building or the existing improvements in the Premises do not then comply with Applicable Laws in their form existing as of such date and/or the Building or Industrial Center contain Hazardous Substances which are in violation of Applicable Laws as of such date, then Lessor shall be solely responsible, at its cost (which shall not be included in Common Area Operating Expenses), to remedy any such non-compliance or violation to the extent and as when required by Applicable Laws following receipt by Lessor of written notice of such non-compliance or violation from the applicable governmental authority. In the event that Lessor consents to Lessee's construction and completion of any improvements in the Premises (including, but not limited to, any alterations, improvements, additions, or Utility Installations, as set forth in Paragraph 7.3 of the Lease), such construction shall be subject to the terms of Paragraph 7.3 of the Lease and all other relevant provisions of the Lease and Lessee hereby agrees to indemnify and defend Lessor and hold Lessor harmless from and against any and all claims, costs, expenses or liability, arising from Lessee's design, construction and operation of any improvements in, on or about the Premises (including, without limitation, Lessee's failure to obtain any necessary permits, approvals or certificates from the applicable governmental authorities and/or actual attorneys' costs and fees, and court costs).

       2. Lessor's Work. Lessor shall, at Lessor's sole expense, cause a contractor selected by Lessor ("Contractor") to perform the following additions and improvements in the Premises ("Lessor's Work") prior to Lessor's delivery of the Premises to Lessee, using Building standard materials unless otherwise specified in the Working Drawings (as defined below):

              (a)           Provide an ESFR fire sprinkler to the Premises.

              (b) Provide four (4) additional loading doors with load levelers.

              (c) Provide one (1) grade level ramp, with one (1) door pursuant to specifications determined by Lessor.

              (d) Provide approximately 2,400 sq. ft. of office as follows:

                            (i)     Reception/Bull pen area     - 18' x 24'

                            (ii)    Three (3) private offices   -

                                    -     Two (2)                 12' x 12'

                                    -     One (1)                 14' x 12'

                            (iii)   Conference Room             - 13' x 14'

                            (iv)    Kitchen/Breakroom           - 16' x 16'

                                    -     Warehouse: Men's restroom with two (2)
                                          urinals and two (2) commodes

                                    -     Office: Single commodes men's and
                                          women's restrooms may be back to back

A detailed plan for the Lessor's Work described in Paragraph 2(d) has been approved by Lessee and Lessor and is attached hereto as Schedule 1. A preliminary plan showing the Lessor's Work described in Paragraphs 2 (b) and (c) has been approved by Lessee and Lessor and is attached hereto as Schedule 2. Such plans, and any more detailed plans, specifications and dimensions that are required for the Lessor's Work to be prepared by architects and engineers selected by Lessor, shall be referred to herein collectively as the "Working Drawings". Lessor shall submit any such additional Working Drawings to Lessee for Lessee's approval, which approval shall not be unreasonably withheld. Lessee shall notify Lessor of its approval or reasonable disapproval (with reasons specified) within one (1) business day after Lessee's receipt of the Working Drawings; provided, however, Lessee shall not be permitted to propose revisions which would expand the scope of Lessor's Work described in Subparagraphs 2(a) through 2(d) above or would be inconsistent with the the applicable plans attached hereto as Schedule 1 and Schedule 2. Failure of Lessee to notify Lessor of its approval or reasonable disapproval within such one (1) business day period shall be deemed Lessee's approval of the Working Drawings. After the Working Drawings are initially approved, Lessee shall not make any changes thereto. Lessor shall cause the Contractor to perform the Lessor's Work in a good and workman-like manner and in compliance with all applicable laws in effect at the time of construction, including, without limitation, the Americans with Disabilities Act.

       3. Commencement Date. The "Commencement Date" of this Lease shall be the earlier of (a) the date Lessee commences business operations in the Premises, or
(b) the date Lessor delivers possession of the Premises to Lessee with Lessor's Work substantially completed. For purposes hereof Lessor's Work shall be

                              EXHIBIT B
deemed "substantially completed" when the Contractor completes the Lessor's Work pursuant to the Working Drawings, minor punch-list and decorative items excepted, and Lessor receives a temporary certificate of occupancy (or its equivalent) issued by the City of Santa Fe Springs permitting occupancy of the Premises. The parties estimate that Lessor's Work will be substantially completed and the Commencement Date will occur on or about February 15, 1997; provided, however, if for any reason Lessor cannot deliver possession of the Premises to Lessee with Lessor's Work substantially completed by such date, then Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or provide Lessee with a right to terminate this Lease (subject, however, to Lessee's termination right in Paragraph 5 below), but in such case, Lessee's sole remedy (subject to Paragraph 5 below) shall be the extension of the Commencement Date until the earlier of the two dates set forth in Paragraphs 3(a) and (b) above. Notwithstanding the foregoing provisions of this Paragraph 3 to the contrary, to the extent Lessor is delayed in delivering possession of the Premises to Lessee with Lessor's Work substantially completed as a result of any delays caused by the acts, changes or omissions of Lessee or Lessee's agents, architects, engineers, contractors or employees or any improvements, fixtures, furniture or equipment constructed or installed by Lessee (collectively "Tenant Delays"), then the Commencement Date shall be accelerated to the date the Commencement Date would have occurred but for such Tenant Delays; provided, however, that no Tenant Delay shall be deemed to occur unless and until Lessor has provided notice to Lessee (the "Delay Notice") specifying the action or inaction by Lessee which Lessor contends constitutes the Tenant Delay. If such action or inaction is not cured by Lessee within one (1) business day of receipt of such Delay Notice (the "Grace Period"), then a Tenant Delay, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Grace Period; provided that Lessee shall only be permitted an aggregate of three (3) days of Grace Period and, thereafter, a Tenant Delay shall commence upon delivery of the Delay Notice to Lessee.

       4. Lessee's Entry into the Premises Prior to Commencement Date. Provided that Lessee and its agents do not interfere with the Lessor's Work and any other work to be performed in the Building by Lessor or Lessor's contractors, Lessor shall allow Lessee access to the Premises prior to substantial completion of Lessor's Work for the purpose of the Lessee installing equipment, furniture and fixtures (including any Utility Installations) in the Premises. Prior to Lessee's entry into the Premises as permitted by the terms of this Paragraph 4, Lessee shall (a) provide to Lessor certificates or other evidence that Lessee has obtained insurance required pursuant to this Lease, and (b) submit a schedule to Lessor and Contractor, for their reasonable approval, which schedule shall detail the timing and purpose of Lessee's entry. Lessee shall hold Lessor harmless from and indemnify, protect and defend Lessor against any loss or damage to the Building or Premises and against any injury to any persons caused by Lessee's actions pursuant to this Paragraph 4. Lessee's entering the Premises for the purposes of installing Lessee's equipment, furniture and fixtures pursuant to this Paragraph 4 shall not, in and of itself, constitute Lessee's commencement of business operations in the Premises for purposes of determining the Commencement Date in accordance with the provisions of Paragraph 3(a) above, although Lessee shall be bound by all the terms, covenants and conditions of this Lease during Lessee's entry, although Lessee shall not be obligated to pay Base Rent or Common Area Operating Expenses until the Commencement Date occurs as set forth in Paragraph 3 above.

       5. Outside Date; Lessee's Termination Right. In the event that the Commencement Date has not occurred by the "Outside Date", which shall be March 31, 1997, as such date shall be extended by the number of days that the Commencement Date is delayed due to (a) Tenant Delays, or (b) for up to an additional thirty (30) days due to any other delays beyond Lessor's reasonable control (as described in Paragraph 51 of the Addendum), then Lessee shall, at its sole and exclusive remedy therefor, have the right to terminate this Lease by delivering a written notice thereof to Lessor (the "Termination Notice") electing to terminate this Lease effective upon Lessor's receipt of the Termination Notice (the "Effective Date"); provided, however, that Lessor shall have the right to extend the Outside Date for an additional thirty (30) days alter the first thirty (30) day period described in clause (b) hereinabove due to any delays described in Paragraph 51 of the Addendum which are other than Tenant Delays, subject to Lessor's agreement to reimburse Lessee for any holdover rental paid by Lessee to Lessee's existing Lessor for Lessee's current existing premises in excess of the current rental rate payable by Lessee for such space during such 30-day extension period (but in no event shall Lessor' reimbursement obligation exceed one (1) month's excess holdover rental for such existing premises). The Termination Notice must be delivered by Lessee to Lessor, if at all, not earlier than the Outside Date and not later than thirty
(30) days after the Outside Date. Within twenty (20) days after termination of this Lease pursuant to this Paragraph 5, Lessor shall return to Lessee (i) any advance Rent paid by Lessee to Lessor hereunder, and (ii) the Security Deposit, or balance thereof, pursuant to Paragraph 1.7 of the Lease.

                                    EXHIBIT B

                                  SCHEDULE 1 TO
                                    EXHIBIT B



                                 [Office Plans]

                                  SCHEDULE 2 TO
                                    EXHIBIT B



                                   [Site Plan]

                  ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL
                               MULTI-TENANT LEASE

       THIS ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE ("Addendum") is made and entered into by and between ADAYA ASSET WASHINGTON, L.P., a California limited partnership ("Lessor"), and GRAHAM-FIELD, INC., a New York corporation ("Lessee"), as of the date set forth on the first page of that certain Standard Industrial/Commercial Multi-Tenant Lease (the "Lease") between Lessor and Lessee to which this Addendum is attached and incorporated. The terms, covenants and conditions set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with any provisions of the Lease, the provisions of this Addendum shall supersede and control.

       49. Base Rent. The Base Rent payable by Lessee for the Premises during the last thirty (30) months of the Original Term shall be increased to $20,913.00 per month:

       50. Common Area Operating Expenses.

              (a) Cap on Common Area Operating Expenses. Notwithstanding the provisions of Paragraph 4.2 of the Lease to the contrary, in no event shall Lessee's Share of Common Area Operating Expenses during the first three (3) years of the Original Term exceed $31,686.00 per year (i.e., $0.05 per square foot of floor area of the Premises per year). During the fourth (4th) year of the Original Term, Lessee's Share of Common Area Operating Expenses shall not exceed an amount equal to Lessee's Share of Common Area Operating Expenses payable during the third year of the Original Term, as such amount shall be increased by the percentage increase, if any, between the "Index" (as defined below), published for the month which is four (4) months prior to the Commencement Date (the "Base Index"), as compared to the Index published for the month which is four (4) months prior to the first day of the fourth (4th) year of the Original Term (the "First Comparison Index"). During the fifth (5th) year of the Original Term, Lessee's Share of Common Area Operating Expenses shall not exceed an amount equal to Lessee's Share of Common Area Operating Expenses payable during the fourth (4th) year of the Original Term, as such amount shall be increased by the percentage increase, if any, between the First Comparison Index, as compared to the Index published for the month which is four (4) months prior to the first day of the fifth (5th) year of the Original Term. As used herein, the "Index" shall mean Department of Labor, Bureau of Labor Statistics Consumer Price Index For All Urban Consumers, Los Angeles-Anaheim-Riverside, CA, All Items (1982-1984 = 100). Notwithstanding anything to the contrary contained herein, if the Index for any applicable comparison month shall be less than the Base Index, Lessee's Share of Common Area Operating Expenses shall not be reduced as a result of such decrease. Should the Bureau of Labor Statistics discontinue the publication of the above Index, or publish the same less frequently, or alter the same in some other manner, then Lessor shall adopt a substitute procedure which reasonably reflects and monitors consumer prices and/or shall substitute any official index published by the Bureau of Labor Statistics or by such successor or similar governmental agency as then may be in existence and shall be most nearly equivalent thereto. There shall be no cap on the amount of Common Area Operating Expenses payable by Lessee during the Option period if Lessee exercises its Option to extend the Original Term pursuant to Paragraph 58.

              (b) Exclusions from Common Area Operating Expenses.
Notwithstanding the provisions of Paragraph 4.2 of the Lease. Common Area Operating Expenses shall not include the following:

                              (i) the cost of providing any service or utilities
directly to and paid directly by any tenant;

                              (ii) costs, including permit, license and
inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements or alterations made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building;

                              (iii) costs incurred by Lessor for alterations
(including structural additions), additions and improvements which are considered capital improvements or replacements under sound real estate accounting practices, except that Common Area Operating Expenses may include the cost of any capital alterations, capital additions or capital improvements made to the Building or Industrial Center which (A) are intended as a labor-saving or energy-saving device or to reduce Common Area Operating Expenses, but only to the extent of the cost savings reasonably anticipated by Lessor as a result thereof, (B) are required under any governmental law or regulation which was not enacted or applicable to the Building or Industrial Center as of the Commencement Date, or (C) relate to the operation, repair, maintenance or replacement of any systems and equipment of the Building or Industrial Center; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost with the interest rate fixed at the time such expenditure is placed in service) over its useful life as Lessor shall determine in accordance with sound real estate accounting practices.

                              (iv) expenses in connection with services or other
benefits which are not offered to Lessee or for which Lessee is charged for directly but which are provided to another tenant or occupant of the Building, without charge;

                                    ADDENDUM

                              (v) costs paid to Lessor or to subsidiaries or
affiliates of Lessor for goods and/or services in the Building or Industrial Center to the extent the same exceeds the costs of such goods and/or services if provided by unaffiliated third parties on a competitive basis;

                              (vi) costs of correcting defects in or inadequacy
of the initial design or construction of the Building or the Industrial Center; and

                              (vii) expenses resulting from the negligence
and/or intentional misconduct of Lessor or Lessor's agents or employees, and/or the breach by Lessor of any of its obligations under this Lease or the lease of any other space in the Industrial Center.

              (c) Lessor's Records. In the event Lessee disputes any amount of Common Area Operating Expenses payable by Lessee pursuant to any statement of actual Common Area Operating Expenses delivered to Lessee pursuant to Paragraph 4.2(d) of this Lease, Lessee may reasonably review Lessor's records relating to such amount; provided, however, Lessee may not review Lessor's records more often than once in any calendar year. Such review shall be performed during Lessor's normal business hours and subject to reasonable scheduling with Lessor and/or Lessor's property manager. Lessee's right to review shall not permit Lessee to withhold payment of any amount in dispute.

       51. Unavoidable Delays. If the performance of Lessor or Lessee of any act required to be performed by such party (other than the payment of Rent or other monetary obligations) is directly prevented or delayed by reason of strikes, lockouts, labor disputes, governmental delays, acts of God, fire, floods, epidemics, freight embargoes, unavailability of materials and supplies, development moratoriums imposed by any governmental authority, or other causes beyond such party's reasonable control, such party shall be excused from performing that act for the period equal to the period of the prevention or delay.

       52. Lessee's Insurance. In addition to the insurance required in Paragraph 8.4 of the Lease, Lessee agrees to maintain in full force and effect at all times during the term of this Lease, as it may be extended, at its own expense, policies of insurance affording the following additional coverages: (a) Worker's compensation: statutory limits; (b) Employer's liability: as required by law; and (c) Business interruption insurance for a period of not less than twelve (12) months. Notwithstanding the foregoing, or the provisions of Paragraph 8.4 of the Lease, Lessee may elect to self-insure the business interruption insurance described in subclause (c) above and the property insurance described in Paragraph 8.4 of the Lease (although Lessee may only be permitted to self-insure the property damage insurance in Paragraph 8.4 with respect to the Lessee-Owned Alterations and Utility Installations only during the time that Lessee maintains a net worth equal to $10,000,000); if Lessee so self-insures, such self-insurance shall be deemed to include a full waiver of subrogation, and Lessee hereby waives any right it may have against Lessor with respect to any damage or loss which would otherwise would have been covered by the insurance described in this sentence. In the event that Lessee fails to obtain and maintain any insurance required under the Lease for any reason whatsoever, Lessee shall be conclusively deemed to have self-insured such insurance obligations with the full waiver of subrogation set forth in the Lease.

       53.    Assignment and Subletting.

              (a) Transfer Premiums. Fifty percent (50%) of any "Transfer Premiums" (as defined below) received by Lessee as a result of any assignment or subletting entered into pursuant to Paragraph 12 of the Lease shall be paid by Lessee to Lessor as additional rent under this Lease without affecting or reducing any other obligations of Lessee hereunder; provided, however, no such Transfer Premium shall be payable in connection with an assignment or sublease to a Permitted Affiliate pursuant to Paragraph 53(b) below. As used herein, "Transfer Premiums" shall mean all sums or other economic consideration received by Lessee as a result of an assignment or sublease which exceed, in the aggregate (i) the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) reasonable real estate brokerage commissions, attorneys' fees and advertising expenses payable by Lessee in connection with such assignment or subletting, plus (iii) reasonable costs of tenant improvements or tenant improvement allowances required to be constructed or paid for by Lessee for any such assignee or subtenant, plus (iv) the unamortized costs of any Alterations paid for by Lessee out of Lessee's own funds which are required to be removed in connection with the assignment or sublease. Lessee understands, acknowledges and agrees that Lessor's right to receive 50% of the Transfer Premiums in connection with an approved assignment or subletting is a material inducement for Lessor's agreement to lease the Premises to Lessee upon the terms and conditions set forth herein.

              (b) Permitted Affiliates. Notwithstanding anything to the contrary contained in Paragraph 12 of this Lease, neither (i) an assignment of this Lease in connection with a transfer by Lessee of all or substantially all of the assets of Lessee or Lessee's parent corporation, (ii) an assignment of this Lease to a transferee which is the resulting entity of a merger or consolidation of Lessee or Lessee's parent corporation with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to Lessee's parent corporation, any corporation which is a wholly owned subsidiary of Lessee's parent corporation, and/or any corporation or other entity which is controlled by, controls, or is under common control with, Lessee's parent corporation, shall be deemed an assignment or sublease which requires Lessor's prior consent under Paragraph 12, provided that (A) Lessee notifies Lessor of any such assignment or sublease or other such transaction and promptly supplies Lessor with any documents or information reasonably requested by Lessor regarding such transaction, (B) such assignment, sublease or other transaction is not a subterfuge by Lessee to avoid its obligations under this

                                    ADDENDUM

Lease, and (C) such assignee, sublessee or other transferee, or the resulting entity of any merger, consolidation or sale of assets which becomes the lessee hereunder (referred to in this Lease as the "Permitted Affiliate") shall have a net worth computed in accordance with generally accepted accounting principles (the "Net Worth") at least equal to the Net Worth on the date of execution of this Lease of the original named Lessee. "Control," as used in this Paragraph 53(b), shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

       54. Mortgagee Protection. Lessee agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of the Premises whose address has been furnished to Lessee, a copy of any notice of default served by Lessee on Lessor. If Lessor fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided, however, that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances provided such mortgagee or beneficiary commences the cure of such default within said thirty
(30) day period and diligently pursues the same to completion.

       55. Limitation on Liability. In consideration of the benefits accruing hereunder, Lessee on behalf of itself and all successors and assigns of Lessee covenants and agrees that, notwithstanding anything in this Lease to the contrary and notwithstanding any applicable law to the contrary:

              (a) the liability of Lessor under this Lease (including any liability for any actual or alleged failure, breach or default by Lessor under this Lease and/or negligence by Lessor hereunder) and any recourse by Lessee against Lessor shall be limited solely to Lessor's interest in the Industrial Center (and not any other assets of Lessor); and

              (b) the obligations of Lessor under this Lease do not constitute personal obligations of the partners or subpartners of Lessor, or any of the directors, officers or shareholders of Lessor or Lessor's partners or subpartners, and Lessee shall not seek recourse against any such partners or subpartners, or any of the directors, officers or shareholders of Lessor or Lessor's partners or subpartners or any of their personal assets for satisfaction of any liability with respect to this Lease.

       56. Signage. As set forth in Paragraph 34 of the Lease, Lessee will have the right at Lessee's option. to place one (1) sign on the exterior portion of the Building contiguous to the Premises, provided that such sign conforms and complies with all applicable governmental laws, rules and ordinances and the signage criteria of the Industrial Center, is consistent with existing exterior signage on the Building, and is approved by Lessor (which approval shall not be unreasonably withheld) and all applicable governmental authorities. The cost of such sign and the installation of such sign shall be paid for by Lessee. Upon expiration or termination of this Lease, Lessee shall cause such sign to be removed at Lessee's cost and Lessee shall repair and restore the facia of the Building to its condition prior to installation of Lessee's sign. In the event Lessee fails or refuses to remove such signage or perform such restoration work, Lessor may cause such sign to be removed and such restoration work to be performed and charge the cost of such work to Lessee as additional rent hereunder, payable within ten (10) days of written demand by Lessor. Lessee's signage rights under this Paragraph 56 are personal to the original Lessee executing this Lease and may not be transferred or assigned to, or utilized by, any other person or entity.

       IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum concurrently with the Lease of even date herewith.

"LESSOR" ADAYA ASSET WASHINGTON, L.P., a California limited partnership

                                By:_________________________________
                                Name:_______________________________
                                Title:______________________________



                                By: /s/ M M Siam
                                    --------------------------------
                                Name Printed: M M SIAM
                                Title: VP


"LESSEE"                  GRAHAM-FIELD, INC.
                          a New York Corporation


                          By: /s/ Richard Kolodny
                              --------------------------------------
                          Name: Richard Kolodny
                          Title: Vice President, General Counsel



                          By: /s/ Gary M. Jacobs
                              --------------------------------------
                          Name Printed: GARY M. JACOBS
                          Title: V P Finance


                                    ADDENDUM

                                OPTION TO EXTEND

                           ADDENDUM TO STANDARD LEASE

        Dated:
                                December 27, 1996

        By and Between (Lessor)         ADAYA ASSET WASHINGTON. L.P.,
                                        a California limited partnership

                       (Lessee)         GRAHAM-FIELD, INC.,
                                        a New York corporation


        Property Address:               11954 E. Washington Blvd.,
                                        Santa Fe Springs, California

Paragraph 57

              A. Option to Extend. Lessor hereby grants to Lessee the option to extend the term of this Lease for one (1) additional sixty (60) month period commencing when the prior term expires upon each and all of the following terms and conditions:

                    (i) Lessee gives to Lessor, and Lessor actually receives on a date which is prior to the date that the option period would commence (if exercised) by at least nine (9) and not more than twelve (12) months, a written notice of the exercise of the option to extend this Lease for said additional term, time being of essence. If said notification of the exercise of said option is not so given and received, the option shall automatically expire;

                    (ii) The provisions of paragraph 39, including the provision relating to default of Lessee set forth in Paragraph 39.4 of this Lease are conditions of this Option;

                    (iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

                    (iv) The monthly rent for each month of the option period shall be calculated as follows, using the method indicated below:

       I.     Market Rental Value Adjustment(s) (MRV)

              (a) On the first (1st) day of the option period, the monthly rent payable under Paragraph 1.5 ("Base Rent") of the attached Lease shall be adjusted to the "Market Rental Value" (as defined below) of the Premises as follows:

                    (1) Four (4) months prior to the Market Rental Value (MRV) Adjustment Date described above, Lessor and Lessee shall meet to establish an agreed upon new MRV for the specified term. If agreement cannot be reached, then:

                         (i) Lessor and Lessee shall immediately appoint a
mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the parties, or

                         (ii) Both Lessor and Lessee shall each immediately
select and pay the appraiser or broker of their choice to establish a MRV within the next 30 days. If for any reason, either one of the appraisals is not completed within the next 30 days, as stipulated, then the appraisal that is completed at that time shall automatically become the new MRV. If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRV then they shall immediately select a third mutually acceptable appraiser/broker to establish a third MRV within the next 30 days. The average of the two appraisals closest in value shall then become the new MRV. The costs of the third appraisal will be split equally between the parties.

                    (2) In any event the new MRV shall not be less than the rent payable for the month immediately preceding the date for rent adjustment.

              (b) As used herein, the "Market Rental Value" or "MRV" for the Premises during the Option term shall mean the annual amount per rentable square foot being charged as of the first day of the Option term for unencumbered, non-sublease, non-equity space comparable to the Premises and located in comparable industrial buildings in the vicinity of the Building, giving appropriate consideration to all economic terms, such as annual rental rates per rentable square foot, abatement provisions reflecting free rent, if any, length of the lease term, size and location of premises being leased and other generally acceptable terms and conditions and concessions for the tenancy of the space in question except that (i) no concessions shall be provided for tenant improvements or allowances provided to such tenants since Lessor shall have no obligation to construct or pay for any improvements for or in the Premises for the Option term, and (ii) no consideration shall be given to the fact that any rental abatement is or is not given such tenants in connection with the construction of improvements in such comparable space.

                                OPTION TO EXTEND